Exhibit 10.9
EMPLOYEE UNITHOLDER AGREEMENT
     THIS EMPLOYEE UNITHOLDER AGREEMENT (this “Agreement”) is made and entered into this 26th day of June 2008, by and among OXFORD RESOURCE PARTNERS, LP, a Delaware limited partnership (the “Partnership”), OXFORD RESOURCES GP, LLC, a Delaware limited partnership and the sole general partner of the Partnership (the “General Partner” and, collectively with the Partnership, the “Partnership Parties”), and the individual executing this Agreement as of the date hereof (the “Employee”). Capitalized terms used in this Agreement (including the Exhibits and Schedules) but not defined in the body of this Agreement are defined in Exhibit A.
W I T N E S S E T H:
     WHEREAS, the General Partner has granted Awards, and may in the future grant additional Awards, to the Employee under the Oxford Resource Partners, LP Long-Term Incentive Plan (the “Plan”) on the terms and conditions set forth in the Plan and in an Award Agreement;
     WHEREAS, pursuant to the Plan and the Award Agreement, it is a condition of the delivery of Partnership Securities to the Employee as or in settlement of Awards that the Employee execute this Agreement; and
     WHEREAS, on the terms and subject to the conditions of this Agreement and the Partnership Agreement, the General Partner, on behalf of the Partnership, may at any time and from time to time on or after the date hereof grant and issue Partnership Securities to the Employee as or in settlement of Awards and, if the Employee is not a Partner at the time of such grant and issuance, admit the Employee as an Additional Limited Partner in the Partnership;
     NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the parties agree as follows:
ARTICLE I.
SUBJECT UNITS; AUTHORIZATION AND ISSUANCE OF PARTNERSHIP
SECURITIES
     Section 1.1 Subject Units. The parties hereto hereby acknowledge and agree that all Partnership Securities granted to the Employee as or in settlement of Awards at any time or times prior to the consummation of an Initial Public Offering (“Subject Units”) shall be subject to the terms and conditions of this Agreement.
     Section 1.2 Authorization and Issuance of Partnership Securities.
          (a) On or prior to each date of the grant and issuance of Subject Units (each such date a “Settlement Date”) to the Employee pursuant to this Agreement, the Partnership shall duly authorize the issuance and delivery of such Subject Units.

          (b) On each Settlement Date, the General Partner, on behalf of the Partnership, shall grant and issue to the Employee the number of Subject Units granted and issued to the Employee as or in settlement of Awards on such Settlement Date.
          (c) Admission of Additional Limited Partner. If, on a Settlement Date, the Employee is not then a Limited Partner, the General Partner shall consent to the admission of the Employee as an Additional Limited Partner and take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission.
     Section 1.3 Certificates. The General Partner may cause the Partnership to issue one or more Certificates in the name of the Employee evidencing the Subject Units. Such Certificates shall be issued upon the terms and conditions of the Partnership Agreement and in the form provided for therein and the back of such Certificates shall also bear the additional legends in substantially the forms included in the form of the Class A Common Unit Certificate attached hereto as Exhibit B, along with any additional restrictions as may be required to reflect any Restricted Period (as defined in the Plan) applicable under the Award Agreement with respect to the Subject Units.
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE
     The Employee hereby represents and warrants to the Partnership Parties, as of the date hereof and as of each Settlement Date, that:
     Section 2.1 Authorization; No Conflicts. The Employee has full power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. This Agreement has been duly and validly executed and delivered and constitutes a valid and legally binding obligation of the Employee, enforceable against the Employee in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Performance of this Agreement by the Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject.
     Section 2.2 Partnership Agreement. The Employee acknowledges and agrees that:
          (a) he has received and read the Partnership Agreement and acknowledges that on each Settlement Date he will acquire Subject Units, which are Partnership Securities subject to the terms and conditions of this Agreement and the Partnership Agreement;
          (b) that any Subject Units acquired or to be acquired by the Employee are bound by and subject to all of the terms and conditions of this Agreement and the Partnership Agreement; and

          (c) upon the grant and issuance of Subject Units to the Employee, he hereby joins in, and agrees to be bound, by, and shall have the benefit of, all of the terms and conditions of the Partnership Agreement to the same extent as if he were an original party to the Agreement.
     Section 2.3 Acquisition Entirely For Own Account. This Agreement is made with the Employee in reliance upon the Employee’s representation to the Partnership Parties, which by the Employee’s execution of this Agreement (or by the Employee’s making of this representation on a Settlement Date) the Employee hereby confirms, that Subject Units granted to the Employee will be acquired for investment for the Employee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Employee has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement (or by making of this representation on a Settlement Date), the Employee further represents that he does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any Subject Units.
     Section 2.4 Employee, Officer, Director, Consultant or Advisor. The Employee represents that he is either:
          (a) an employee, director or officer of the General Partner, the Partnership or one of the Partnership’s Subsidiaries; or
          (b) a consultant or advisor of the General Partner, the Partnership or one of the Partnership’s Subsidiaries who provides bona fide services to the General Partner, the Partnership or one of the Partnership’s Subsidiaries, which bona-fide services are not provided in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for securities of the General Partner, the Partnership or one of the Partnership’s Subsidiaries.
     Section 2.5 No Registration; Restricted Securities. The Employee understands and acknowledges that:
          (a) Subject Units are not, and at the time of issuance may not be, registered under the Securities Act on the ground that the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Rule 701 promulgated thereunder;
          (b) Subject Units may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either a registration statement under the Securities Act covering the Subject Units which has been declared effective by the Commission or an available exemption from registration under the Securities Act, Subject Units must be held indefinitely;
          (c) in particular, Subject Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Partnership. Such information is not now available and the Partnership Parties have no present plans to make such information available;

          (d) in addition to any other legend that may be required by law or by the Partnership Agreement, each Certificate, if any, representing Subject Units shall bear the additional legends referred to in Section 1.3 of this Agreement; and
          (e) a notation shall be made in the appropriate records of the Partnership indicating that Subject Units are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Partnership’s Transfer Agent with respect to Subject Units.
     Section 2.6 Taxes. The Employee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of receiving Awards under the Plan and of ownership and disposition of the Subject Units. The Employee acknowledges and agrees that the Partnership Parties are making no representation or warranty as to the federal, state, local or foreign tax consequences to the Employee as a result of receiving Awards under the Plan and of ownership and disposition of the Subject Units. The Employee understands that he (and not the Partnership Parties) shall be responsible for his own tax liability that may arise as a result of the grant and issuance of Subject Units to the Employee, and ownership and disposition of Subject Units by the Employee.
ARTICLE III.
TRANSFER OF SUBJECT UNITS
     Section 3.1 Void Transfers. Any Transfer of any Subject Units not in strict compliance with the terms and conditions of this Agreement and the Partnership Agreement shall be null and void ab initio and of no force or effect.
     Section 3.2 Restrictions on Transfer of Subject Units. In addition to any restrictions on Transfers of Partnership Securities under the Partnership Agreement, the Employee agrees that:
          (a) he shall not Transfer any Subject Units during the period commencing on the date hereof and ending on the date of the consummation of an Initial Public Offering, unless such Transfer is a Permitted Transfer in accordance with Section 3.3;
          (b) notwithstanding Section 3.2(a), no Transfer of Subject Units shall be permitted or effected if such Transfer would cause the Partnership to be required to register Partnership Securities pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (or any similar provision of any successor statute thereto); and
          (c) after the date of the consummation of an Initial Public Offering the Employee will not Transfer any Subject Units unless:
               (i) such Transfer is a Permitted Transfer in accordance with Section 3.3; or
               (ii) (A) such Transfer is pursuant to a registration statement under the Securities Act covering Subject Units which has been declared effective by the Commission and is in compliance with applicable provisions of state securities laws, or (B) counsel for the Employee delivers an opinion of counsel reasonably satisfactory in form and substance to the

General Partner to the effect that such Transfer is not required to be registered under the Securities Act and applicable state securities laws.
     Section 3.3 Permitted Transfers.
          (a) The Partnership Parties acknowledge and agree that any of the following Transfers (each a “Permitted Transfer”) of all, but not less than all, of the Subject Units owned by the Employee at the time of such Transfer shall be deemed to be in compliance with the Securities Act and this Agreement and no opinion of counsel shall be required in connection therewith:
               (i) a Transfer made pursuant to Article IV or V;
               (ii) a Transfer upon the death or disability of the Employee to the Employee’s Estate; or
               (iii) a Transfer made in compliance with the federal securities laws to an Employee’s Trust; provided, however, that it is expressly understood and agreed that if such Employee’s Trust at any time includes any Person other than the Employee or his Relatives, such that it fails to meet the definition of “Employee’s Trust” set forth in Exhibit A, then such Transfer shall no longer be in compliance with this Agreement and such Employee’s Trust shall Transfer all of such Subject Units back to the Employee or to another Person to whom the Employee would have been able to Transfer Subject Units pursuant to this Section 3.3 and, provided further, that if the Employee’s Trust fails to make such a Transfer within 45 days of first including any Person other than the Employee or his Relatives, then the General Partner, on behalf of the Partnership, may, at its option, cause the Employee’s Trust to forfeit such Subject Units to the Partnership.
          (b) It is expressly understood and agreed that in the event of a Permitted Transfer to a Permitted Transferee:
               (i) no such transferee shall be entitled to make any further Transfers of Subject Units Transferred to such transferee except for a Transfer back to the Employee or to another Person to whom the Employee would have been able to Transfer Subject Units pursuant to this Section 3.3; and
               (ii) each such transferee shall be bound by the terms and conditions of this Agreement and the Partnership Agreement and, if requested by the General Partner, such transferee shall agree in writing to be bound by the terms and conditions of this Agreement and the Partnership Agreement.
          (c) Notwithstanding Section 3.3(a), no Person may Transfer Subject Units if such Transfer has as a purpose the avoidance of the restrictions on Transfers in this Agreement or the Partnership Agreement (it being understood that the purpose of this Section 3.3(c) is to prohibit the Transfer of Subject Units to a transferee followed by a change in the relationship between the transferor and the transferee after the Transfer with the result and effect that the transferor has indirectly made a Transfer that would not have been directly permitted under this Agreement had such change in such relationship occurred prior to such Transfer).

     Section 3.4 Waiver. Notwithstanding anything to the contrary contained in this Agreement, the General Partner, on behalf of the Partnership, may waive the restrictions on Transfers contained in this Article III, whether such waiver is made prior to or after the Employee has committed to effect the Transfer. Any Transfers made pursuant to such waiver or which are later made subject to such waiver shall be deemed not to violate any applicable restrictions on Transfers contained in this Agreement.
ARTICLE IV.
REPURCHASE OPTION
     Section 4.1 Redemption of Subject Units.
          (a) Termination of Employment. If, prior to the consummation of an Initial Public Offering, the Employee’s employment with the General Partner, the Partnership and each of the Partnership’s Subsidiaries is terminated for any reason (including the Employee’s resignation, death, or disability) or for no reason, then the General Partner, on behalf of the Partnership, shall have the right to redeem, in accordance with Section 4.2 below, all of the Subject Units held by the Employee at such time at Fair Market Value.
          (b) Transfer to Former Spouse. If, prior to the consummation of an Initial Public Offering, any Spousal Trigger Event occurs, the Employee shall give written notice of such Spousal Trigger Event to the Partnership Parties. If the Employee does not succeed to the entire community property or other interest of the Employee’s former or separated spouse or partner (a “Former Spouse”) in the Subject Units, then the General Partner, on behalf of the Partnership, shall have the right to redeem, at Fair Market Value, in accordance with Section 4.2 below, all of the Subject Units that have been Transferred or are thereafter Transferred or required to be Transferred (notwithstanding the restrictions on Transfers set forth in Section 3.2 of this Agreement) to the Former Spouse or such Former Spouse’s heirs, descendants or legal representatives or which are acquired by any other Person directly or indirectly from any of the foregoing. The failure of the Employee to give the notice required by the first sentence of this Section 4.1(b) shall in no way prevent the General Partner from exercising its rights under this
Section 4.1(b).
     Section 4.2 Procedure for Redemption of Subject Units.
          (a) Purchase Price. In order to redeem Subject Units that are subject to redemption under Section 4.1(a) or (b), the General Partner, on behalf of the Partnership, shall provide the Employee, or the Employee’s Employee Permitted Transferrees, as applicable (the “Holder”), with written notice of its determination of the Fair Market Value of the Subject Units that are subject to redemption under Section 4.1(a) or (b) (such amount the “Purchase Price” for the applicable Subject Units). Such written notice shall also include a worksheet showing in reasonable detail the General Partner’s determination of the Purchase Price.
          (b) Notice of Purchase Price. Following the Trigger Date, the General Partner, on behalf of the Partnership, shall have the right to redeem any or all of the Subject Units that are subject to redemption under Section 4.1(a) or (b). The General Partner shall exercise such right by the delivery of written notice thereof to the Employee or the Employee’s

Employee Permitted Transferrees, as applicable, no later than the first anniversary of the Trigger Date, in which notice the General Partner shall set forth the Purchase Price determined pursuant to Section 4.2(a) and include the worksheet contemplated therein and shall set a reasonable time and place for the closing of the redemption of the applicable Subject Units, which shall not be less than 10 days nor more than twenty days after the date of such notice.
          (c) Purchase Right Assignees. The General Partner may assign its right to redeem the Subject Units to an Person or Persons (the “Purchase Right Assignee(s)”) in such amounts as are determined by the General Partner in its sole discretion. The General Partner shall exercise the right to redeem the Subject Units on behalf of the Purchase Right Assignee(s) by delivery of a written notice thereof to the Employee no later than the first anniversary of the Trigger Date and such notice shall include substantially the same information as required by the second sentence of Section 4.2(a).
          (d) Payment.
               (i) Any payment of the Purchase Price for the Subject Units by the General Partner shall be made in the form of a check, payable to the Holder; provided, however, that any such payment may be made, at the option of the General Partner, in the form of an unsecured promissory note issued by a Partnership Party to the Employee with a term of five years, interest accruing at a rate of 5% per annum, compounded annually, and principal and interest due and payable at the end of the five year term. Any such note shall contain restrictions on the holder’s ability to pledge, borrow against or collateralize such note.
               (ii) Any payment of the Purchase Price for any Subject Units by any Purchase Right Assignee shall be made via wire transfer of immediately available funds to an account designated by the Holder.
          (e) Deliverables. The Holder shall execute and deliver all documentation and agreements reasonably requested by the General Partner to reflect a redemption or purchase, as applicable, of the Subject Units pursuant to this Agreement, but neither the failure of the Holder to execute or deliver any such documentation, nor the failure of the Holder to deposit the General Partner’s check or to accept payment from any Purchase Right Assignee, shall affect the validity of a redemption or purchase, as applicable, of the Subject Units pursuant to this Agreement.
          (f) Representations and Warranties. In connection with any redemption of Subject Units hereunder, the Holder shall at a minimum make customary representations and warranties concerning (i) such Holder’s valid title to and ownership of such Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Holder’s authority, power and right to enter into and consummate the sale of such Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of such Subject Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the sale of such Subject Units.

ARTICLE V.
DRAG-ALONG RIGHTS
     Section 5.1 Establishment of Obligation to Participate. If, at any time prior to the consummation of an Initial Public Offering, Partners who own more than 50% of the then outstanding Partnership Securities (collectively, the “Selling Partners”) desire to effect a Drag-Along Transaction, then the Selling Partners shall have the right and option to require that the Holder and the Holder shall be required to Transfer all or any portion, at the option of the Selling Partners, of the Subject Units owned by the Holder to such Third Party Purchaser in such proposed Drag-Along Transaction, in any case in accordance with the terms of this Article V.
     Section 5.2 Treatment of Subject Units. All Subject Units Transferred by the Holder pursuant to this Article V shall be treated identically with Partnership Securities of the same class being sold by the Selling Partners; provided, however, that:
          (a) the aggregate consideration to be paid to the Holder for such Subject Units shall be allocated as provided in Section 5.3; and
          (b) the Holder shall not be required to make any representations or warranties in connection with such Transfer other than customary representations and warranties concerning (i) such Holder’s valid title to and ownership of such Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Holder’s authority, power and right to enter into and consummate the sale of such Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of such Subject Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the sale of such Subject Units.
          (c) Drag-Along Consideration. Upon the consummation of a Drag-Along Transaction, the Holder shall receive an amount equal to the product of (a) the aggregate net consideration from such Drag-Along Transaction and (b) the quotient obtained by dividing the number of Subject Units sold by the Holder in such Drag-Along Transaction by the total number of Units sold in such Drag-Along Transaction. If some or all of the consideration received from such Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration, as determined by the General Partner.
     Section 5.3 Non-Accredited Investors. Notwithstanding anything to the contrary in this Article V, if the consideration received in connection with the Drag-Along Transaction includes securities (“Restricted Securities”) with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then, if the Holder is not then an Accredited Investor (without regard to Rule 501(a)(4) under the Securities Act), the Holder may be required, at the request and election of the Selling Partners, to (A) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Selling Partners or (B) accept cash in lieu of any Restricted

Securities such non-Accredited Holder would otherwise receive in an amount equal to the fair market value of such securities, as determined by the General Partner.
     Section 5.4 Drag-Along Notice. The Selling Partners shall give the Holder at least twenty day’s prior written notice (the “Drag-Along Notice”) of (i) the time and place designated for the closing of any Drag-Along Transaction and (ii) the number of Subject Units the Holder shall be required to Transfer at the closing of such Drag-Along Transaction.
     Section 5.5 Cooperation. Upon receipt of a Drag-Along Notice, the Holder shall (a) consent to, vote for and raise no objection against the Drag-Along Transaction or the process by which the Drag-Along Transaction was arranged, (b) waive any dissenters, appraisal or similar rights with respect thereto and (c) otherwise cooperate in good faith with the Selling Partners in connection with consummating the Drag-Along Transaction, including by making the representations and warranties set forth in Section 5.2(b).
ARTICLE VI.
GENERAL PROVISIONS
     Section 6.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties): (a) if either of the Partnership Parties, at the address of the principal executive offices of the Partnership, and (b) if to the Employee, at the Employee’s address as set forth on the signature page hereto.
     Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by mail or overnight delivery service, be deemed received upon the earlier of actual receipt thereof or seven days after the date of deposit in the United States mail or with the delivery service, as the case may be.
     Section 6.2 Exculpation Among Partners. The Employee acknowledges that he is not relying upon any other Partner, or any officer, director, stockholder, employee, agent, partner, manager or affiliate of any such other Partner, in making his decision to execute this Agreement or to accept Subject Units or in monitoring his investment in Subject Units. The Employee agrees that no other Partner nor any officer, director, stockholder, employee, agent, partner, manager or affiliate of any other Partner shall be liable to any other Partner for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Partnership or the Subject Units, or both. Without limiting the foregoing, no Partner nor any of its officers, directors, stockholders, employees, agents, partners, managers or affiliates (other than the Partner and its subsidiaries), or other holder of Partnership Securities shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Partnership or any subsidiary of the Partnership or their respective properties, business or financial and other affairs, acquired by such Partner or holder from the Partnership Parties or any of their respective subsidiaries or their respective officers, directors, managers, employees, agents, representatives, counsel or auditors of any of them, and in turn provided to another Partner or holder of Partnership Securities, nor shall any such Partner or other Person have any obligation or responsibility whatsoever to provide any such information to any other Partner or holder of Partnership Securities or to continue to provide any such information if any information is provided. For purposes of this Section 6.2, neither Partnership Party shall be deemed to be an Affiliate of any Partner.
     Section 6.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, permitted successors, permitted assigns and legal representatives; and by their signatures hereto, the parties hereto intend to and do hereby become bound. The rights and obligations of the Employee hereunder shall not be assignable or delegable without the written consent of the other parties hereto, and any such assignment or delegation in violation of the foregoing shall be void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective heirs, permitted successors, permitted assigns or legal representatives any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained, except to the extent expressly provided in this Agreement.
     Section 6.4 Amendment. The provisions of this Agreement may be amended, modified, supplemented, restated or waived, in any manner, by the written consent of the Partnership Parties without the consent of any other party hereto; provided, however, that any amendment, modification, supplement, restatement or waiver that, by its terms, would adversely affect the rights of the Employee in his capacity as a Unitholder under this Agreement in a material respect shall require the written consent of the Employee. Except as required by law, no amendment, modification, supplement, restatement or waiver shall require the consent of any Person not a party to this Agreement.
     Section 6.5 Waiver. A waiver or consent, express or implied, to or of any breach or default by any party in the performance by that party of its or his obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that party of the same or any other obligations of that party with respect to this Agreement. Failure on the part of a party to complain of any act of any party or to declare any party in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that party of its or his rights with respect to that default until the applicable statute of limitations period has run.
     Section 6.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law. Furthermore, in lieu of (and to the extent of) each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 6.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
     Section 6.8 Consent to Jurisdiction.
          (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.
          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 6.1.
          (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     Section 6.9 Specific Enforcement. The Employee hereby acknowledges and agrees that a remedy at law for any breach or threatened breach by the Employee of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to injunctive relief or to pursue specific performance of this Agreement, in addition to any other available rights and remedies in case of any such breach or threatened breach.
     Section 6.10 Facsimiles; Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by each of the parties hereto so long as each counterpart shall be signed and delivered by one or more of the of the parties hereto and so long as the other parties hereto shall sign and deliver at least one counterpart.
     Section 6.11 Construction. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is disjunctive but not necessarily exclusive. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
     Section 6.12 Changes in Subject Units. If, and as often as, there are any changes in Subject Units by way of unit splits, dividends, combinations or reclassifications or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Subject Units so changed.
     Section 6.13 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, among the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARTNERSHIP:

OXFORD RESOURCE PARTNERS, LP

By:	Oxford Resource Partners GP, LLC,
its general partner

By:	/s/ Charles C. Ungurean
Name:	Charles C. Ungurean
Title:	President

GENERAL PARTNER:

OXFORD RESOURCE PARTNERS, GP, LLC

By:	/s/ Charles C. Ungurean
Name:	Charles C. Ungurean
Title:	President

EMPLOYEE:

/s/ Jeffrey M. Gutman

Name:	Jeffrey M. Gutman
Address:	7067 Rob Roy Drive
Dublin, OH 43017
SPOUSAL CONSENT
     The Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the Partnership Agreement and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Employee’s marital relationship for any reason shall not have the effect of removing any Subject Units otherwise subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

/s/ Tracey L. Gutman
Spouse’s Name:	Tracey L. Gutman

Signature Page to Employee Unitholder Agreement

EXHIBIT A
DEFINED TERMS
     “Accredited Investor” has the meaning ascribed to such term in Rule 501(a) promulgated under the Securities Act.
     “Affiliates” has the meaning ascribed to such term in the Partnership Agreement.
     “Award” has the meaning ascribed to such term in the Plan.
     “Award Agreement” has the meaning ascribed to such term in the Plan.
     “Certificate” has the meaning ascribed to such term in the Partnership Agreement.
     “Commission” has the meaning ascribed to such term in the Partnership Agreement.
     “Committee” has the meaning ascribed to such term in the Plan.
     “Delaware Act” has the meaning ascribed to such term in the Partnership Agreement.
     “Drag-Along Transaction” means one or more proposed related transactions which:
          (a) may be structured as (i) a consolidation, merger or other business combination involving the Partnership in which Partnership Securities are exchanged for or converted into cash, securities of a corporation or other business organization or other property (other than in connection with the consummation of an Initial Public Offering), (ii) a sale of assets of the Partnership or (iii) the sale by the Selling Partners of Partnership Securities; and
          (b) will result in Persons other than the Selling Partners owning more than 50% of (i) the then outstanding Partnership Securities or (ii) the outstanding Equity Interests of any corporation or other business organization resulting from such Drag-Along Transaction.
     “Employee’s Estate” means the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Employee.
     “Employee’s Trust” means a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Employee or his Relatives.
     “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation) and any and all warrants, options or other rights to purchase or acquire any of the foregoing.
     “Fair Market Value” means an estimate by the General Partner of the price that could be obtained for the sale of the applicable Subject Units on the Trigger Date.
     “Initial Public Offering” has the meaning ascribed to such term in the Partnership Agreement.
Exhibit A-1

     “Limited Partner” has the meaning ascribed to such term in the Partnership Agreement.
     “Partners” has the meaning ascribed to such term in the Partnership Agreement.
     “Partnership Agreement” means the First Amended and Restated Limited Partnership Agreement of the Partnership dated as of August 24, 2007, as amended and in effect from time to time (including all exhibits and schedules thereto).
     “Partnership Securities” has the meaning ascribed to such term in the Partnership Agreement.
     “Permitted Transferee” means any Person to whom Subject Units are Transferred in a Permitted Transfer made other than pursuant to Section 3.3(a)(i).
     “Person” has the meaning ascribed to such term in the Partnership Agreement.
     “Relatives” means, with respect to any individual: (a) such individual’s spouse and (b) any lineal descendant (including adopted lineal descendants), parent, grandparent, great grandparent or sibling (including adopted siblings) of such individual.
     “Securities Act” has the meaning ascribed to such term in the Partnership Agreement.
     “Spousal Trigger Event” means the occurrence of either: (a) the entry into any decree of divorce, dissolution or separate maintenance, or any property settlement agreement or separation agreement whereby Subject Units are Transferred or required to be Transferred to a Former Spouse; or (b) the death of the Employee’s spouse or partner.
     “Subsidiaries” has the meaning ascribed to such term in the Partnership Agreement.
     “Transfer,” including the correlative term “Transferred,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law) of Partnership Securities (or any interest (pecuniary or otherwise) therein or right thereto) including derivative or similar transactions or arrangement whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Partnership Securities is transferred or shifted to another Person.
     “Transfer Agent” has the meaning ascribed to such term in the Partnership Agreement.
     “Trigger Date” means (i) in the cause of Subject Units that are subject to redemption under Section 4.1(a), the date the Employee’s employment with the General Partner, the Partnership and each of the Partnership’s Subsidiaries is terminated and (ii) in the cause of Subject Units that are subject to redemption under Section 4.1(b), the date the Partnership Parties receive the notice contemplated by the first sentence of Section 4.1(b).
     “Units” has the meaning ascribed to such term in the Partnership Agreement.
Exhibit A-2